Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Donald L. Kovach and Candace A. Leatham hereby jointly certify as follows:

(a)	They are the Chief Executive Officer and the Chief Financial Officer, respectively, of Sussex Bancorp (the “Company”);

(b)
To the best of their knowledge, the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (The “Report”) complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(c)
To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

/s/ Donald L. Kovach
DONALD L. KOVACH
President and
Chief Executive Officer
Date: March 19, 2008

/s/ Candace A. Leatham
CANDACE A. LEATHAM
Executive Vice President and
Chief Financial Officer
Date: March 19, 2008

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